EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Record 2nd Quarter Net Income

GREENSBORO, N.C., Aug. 1, 2012 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported second quarter 2012 results with highlights as follows:

Second Quarter 2012 Financial Highlights

  Net income for the second quarter of 2012 was a record $2,268,000 compared to a net loss of $58,000 in the second quarter of 2011. This marks the third quarter in a row of record quarterly net income.
  Diluted net income per common share increased to $0.58 in the second quarter of 2012 from $0.27 in the first quarter of 2012 and from a net loss per common share of $0.10 in the second quarter of 2011.
  Net income available to common shareholders was $1,961,000 in the second quarter of 2012 compared to a net loss allocable to common shareholders of $350,000 in the second quarter of 2011.
  Net income available to common shareholders was $2,887,000 in the first six months of 2012, or $0.85 per common share, compared to net loss allocable to common shareholders of $26,000, or ($0.01) per common share, in the first six months of 2011.
  The net interest margin, computed on a fully taxable basis, increased to 3.86% in the second quarter of 2012 compared to 3.76% in the second quarter of 2011.
  Mortgage banking income gross revenues increased to $4,519,000 in the second quarter of 2012 from $2,069,000 in the second quarter of 2011.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at June 30, 2012 for Carolina Bank improved to 8.79% for Tier 1 leverage, 11.12% for Tier 1 risk-based, and 14.12% for total risk-based.
  Average non-interest-bearing demand deposits increased 26.1% in the second quarter of 2012 from the same quarter in 2011.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc. commented, "We are pleased to report record net income for the third consecutive quarter. Our record net income and earnings per share in the second quarter reflect improved credit quality and strong results by our mortgage division. No provision for loan losses was necessary in the second quarter of 2012 due to a decline in total loans and improved loan quality. Our net interest margin, computed on a fully taxable basis, rose 0.10% from a year ago but declined from the previous two quarters due to low interest rates and higher short-term liquidity. "

Non-performing loans to total loans held for investment decreased to 4.74% at June 30, 2012 from 5.95% at June 30, 2011. Non-performing assets to total assets decreased to 4.16% at June 30, 2012 from 6.26% at June 30, 2011. Both of these ratios improved from the previous quarter. Braswell commented, "We have focused on improving credit quality over the past several years and our efforts are paying off."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem and mortgage loan production offices in Burlington, Raleigh, and Hillsborough. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30,	December 31,
	2012	2011
	(unaudited)
	(in thousands except share and per share data)
Assets
Cash and due from banks	$ 5,842	$ 5,664
Interest-bearing deposits with banks	70,321	7,647
Securities available-for-sale, at fair value	44,870	42,208
Securities held-to-maturity	312	392
Loans held for sale	57,708	91,955
Loans	459,144	487,031
Less allowance for loan losses	(11,112)	(11,793)
Net loans	448,032	475,238
Premises and equipment, net	17,434	17,442
Other real estate owned	6,384	6,728
Bank-owned life insurance	10,573	10,385
Other assets	16,000	15,666
Total assets	$ 677,476	$ 673,325

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 59,708	$ 57,475
NOW, money market and savings	332,078	324,449
Time	200,317	214,715
Total deposits	592,103	596,639

Advances from the Federal Home Loan Bank	3,029	3,075
Securities sold under agreements to repurchase	5,103	1,536
Subordinated debentures	19,526	19,489
Other liabilities and accrued expenses	7,572	6,028
Total liabilities	627,333	626,767

Commitments
Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2012 and 2011	15,371	15,177
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2012 and 2011	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,888	15,870
Retained earnings	12,019	9,132
Stock in directors' rabbi trust	(899)	(875)
Directors' deferred fees obligation	899	875
Accumulated other comprehensive income	1,637	1,151
Total stockholders' equity	50,143	46,558
Total liabilities and stockholders' equity	$ 677,476	$ 673,325

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations (unaudited)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Interest income
Loans	$ 6,887	$ 6,899	$ 13,972	$ 14,049
Investment securities, taxable	313	360	619	761
Investment securities, non taxable	100	147	207	309
Interest from deposits in banks	21	28	31	48
Total interest income	7,321	7,434	14,829	15,167

Interest expense
NOW, money market, savings	521	638	1,069	1,298
Time deposits	664	865	1,373	1,832
Other borrowed funds	197	187	399	375
Total interest expense	1,382	1,690	2,841	3,505

Net interest income	5,939	5,744	11,988	11,662
Provision for loan losses	--	1,650	1,460	3,350
Net interest income after provision for loan losses	5,939	4,094	10,528	8,312
Non-interest income
Service charges	318	256	601	487
Mortgage banking income	4,519	2,069	7,816	3,704
Gain on sale of investment securities available-for-sale	--	114	--	211
Gain (loss) on sale of other real estate owned	(2)	53	46	53
Other	141	128	313	275
Total non-interest income	4,976	2,620	8,776	4,730

Non-interest expense
Salaries and benefits	4,404	3,193	8,434	6,157
Occupancy and equipment	677	558	1,359	1,196
Professional fees	263	229	520	482
Outside data processing	215	181	421	400
FDIC insurance	207	334	422	719
Advertising and promotion	205	143	380	230
Stationery, printing and supplies	167	134	302	273
Impairment of other real estate owned	310	1,423	606	1,423
Other real estate owned expense	269	315	425	609
Other	776	512	1,315	1,003
Total non-interest expense	7,493	7,022	14,184	12,492

Income (loss) before income taxes	3,422	(308)	5,120	550
Income tax expense (benefit)	1,154	(250)	1,624	(4)
Net income (loss)	2,268	(58)	3,496	554
Dividends and accretion on preferred stock	307	292	609	580
Net income (loss) available (allocable) to common stockholders	$ 1,961	$ (350)	$ 2,887	$ (26)
Net income (loss) per common share
Basic	$ 0.58	$ (0.10)	$ 0.85	$ (0.01)
Diluted	$ 0.58	$ (0.10)	$ 0.85	$ (0.01)

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2012
(unaudited)
	Quarterly					Years Ended
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr.	2nd Qtr.
($ in thousands except for share data)	2012	2012	2011	2011	2011	2011	2010

EARNINGS
Net interest income	$ 5,939	6,049	6,442	5,991	5,744	24,095	23,341
Provision for loan loss	$ 0	1,460	1,700	1,800	1,650	6,850	15,133
NonInterest income	$ 4,976	3,800	3,426	3,184	2,620	11,340	13,375
NonInterest expense	$ 7,493	6,691	6,777	6,362	7,022	25,631	26,061
Net income (loss)	$ 2,268	1,228	1,031	812	(58)	2,397	(2,394)
Net income (loss) available to common stockholders	$ 1,961	926	729	520	(350)	1,223	(3,536)
Basic earnings (loss) per share	$ 0.58	0.27	0.22	0.15	(0.10)	0.36	(1.04)
Diluted earnings (loss) per share	$ 0.58	0.27	0.22	0.15	(0.10)	0.36	(1.04)
Average common shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted common shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045

PERFORMANCE RATIOS
Return on average assets *	1.18%	0.56%	0.43%	0.31%	-0.21%	0.18%	-0.51%
Return on average common equity *	23.44%	11.58%	9.31%	6.80%	-4.65%	4.03%	-11.08%
Net interest margin (fully-tax equivalent) *	3.86%	3.98%	4.14%	3.89%	3.76%	3.92%	3.63%
Efficiency ratio	68.34%	67.57%	68.28%	68.89%	83.24%	71.79%	70.38%
# full-time equivalent employees - period end	200	184	174	167	168	174	155

CAPITAL
Equity to period-end assets	7.40%	7.18%	6.91%	6.90%	6.81%	6.91%	6.54%
Common tangible equity to assets	5.13%	4.89%	4.66%	4.63%	4.54%	4.66%	4.36%
Tier 1 leverage capital ratio - Bank	8.79%	8.35%	8.02%	8.15%	8.00%	8.02%	7.59%
Tier 1 risk-based capital ratio - Bank	11.12%	9.92%	9.60%	9.64%	9.63%	9.60%	9.00%
Total risk-based capital ratio - Bank	14.12%	12.83%	12.50%	12.53%	12.54%	12.50%	11.82%
Book value per common share	$ 10.27	9.65	9.26	9.03	8.86	9.26	8.70

ASSET QUALITY
Net charge-offs	$ 1,379	762	1,956	3,190	625	7,416	12,855
Net charge-offs to average loans *	1.18%	0.64%	1.60%	2.58%	0.50%	1.49%	2.43%
Allowance for loan losses	$ 11,112	12,491	11,793	12,049	13,439	11,793	12,359
Allowance for loan losses to loans held invst.	2.42%	2.60%	2.42%	2.46%	2.68%	2.42%	2.40%
Nonperforming loans	$ 21,771	23,187	22,915	24,429	29,827	22,915	27,713
Performing restructured loans	$ 12,207	15,728	18,502	18,167	17,138	18,502	4,791
Other real estate owned	$ 6,384	7,708	6,728	8,972	11,513	6,728	9,848
Nonperforming loans to loans held for investment	4.74%	4.82%	4.71%	4.99%	5.95%	4.71%	5.39%
Nonperforming assets to total assets	4.16%	4.62%	4.40%	5.06%	6.26%	4.40%	5.55%

END OF PERIOD BALANCES
Total assets	$ 677,476	668,009	673,325	661,784	660,272	673,325	676,701
Total loans held for investment	$ 459,144	480,888	487,031	489,782	501,144	487,031	514,029
Total deposits	$ 592,103	588,500	596,639	585,184	581,832	596,639	604,567
Stockholders' equity	$ 50,143	47,943	46,558	45,696	44,991	46,558	44,282

AVERAGE BALANCES
Total assets	$ 670,339	663,932	670,436	664,373	666,538	668,753	695,847
Total earning assets	$ 624,183	616,101	623,176	617,852	619,704	621,889	650,926
Total loans held for investment	$ 466,412	479,121	489,915	494,669	500,095	498,683	529,415
Total interest-bearing deposits	$ 528,463	529,405	537,287	534,140	542,800	542,402	578,815
Common stockholders' equity	$ 33,649	32,159	31,052	30,328	30,171	30,337	31,924

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com